Exhibit 99.1
Williams-Sonoma, Inc. announces third quarter 2024 results
Q3 comparable brand revenue -2.9%
Q3 operating margin of 17.8%; diluted EPS growth of 7.1% to $1.96
New stock repurchase authorization of $1 billion
Raises full-year 2024 outlook
San Francisco, CA, November 20, 2024 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third quarter ended October 27, 2024 versus the third quarter ended October 29, 2023.
“We are pleased with the results of our third quarter, beating both top and bottom-line expectations. The quarter was driven by continued improvement in our sales trend, market-share gains, and strong profit. In Q3, our comp came in at -2.9%, with an operating margin of 17.8%, delivering a 7.1% increase in earnings per share to $1.96. Our operating results reflect the operational improvements that we have been focused on all year, and demonstrate the strength of our margin profile in a difficult environment,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “Our strategy of focusing on returning to growth, enhancing our world-class customer service, and driving margin is working. And, as we head into the last quarter of the year, we are optimistic and confident about our business. The fourth quarter is the time of year when we shine. And, therefore, we are raising our full-year guidance. We now expect full-year revenues to come in at a range of down 3% to down 1.5%, and we are raising our guidance on operating margin 40 bps to be in the range of 17.8% to 18.2%.”
THIRD QUARTER 2024 HIGHLIGHTS
•Comparable brand revenue -2.9%.
•Gross margin of 46.7% +230bps to LY driven by (i) higher merchandise margins of +130bps and (ii) supply chain efficiencies of +100bps. Occupancy rate flat to LY, with occupancy costs of $195 million, -2.7% to LY.
•SG&A rate of 28.9% +150bps to LY driven by higher employment and advertising expense, partially offset by lower general expenses. SG&A of $521 million, +2.7% to LY.
•Operating income of $321 million with an operating margin of +17.8%. +80bps to LY.
•Diluted EPS of $1.96. +7.1% to LY.
•Merchandise inventories +3.8% to the third quarter LY to $1.45 billion.
•Maintained strong liquidity position of $827 million in cash and operating cash flow of $254 million, enabling the company to deliver returns to stockholders of $606 million through $533 million in stock repurchases and $73 million in dividends.
STOCK REPURCHASE AUTHORIZATION
In September 2024, the Board of Directors approved a new $1 billion stock repurchase authorization, which will become effective once the Company’s current stock repurchase authorization, announced in March 2024, is fully utilized. Including the balance of $293 million remaining under our March 2024 program, the total stock repurchase authorization is currently $1.3 billion. The Company’s stock repurchase programs authorize the purchase of the Company’s common stock through open market and privately negotiated transactions, including through Rule 10b5-1 plans, at such times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase programs do not have an expiration date and may be limited or terminated at any time without prior notice.

Exhibit 99.1
FIRST QUARTER 2024 OUT-OF-PERIOD ADJUSTMENT
Subsequent to the filing of our Form 10-K, in April 2024, the Company determined that it over-recognized freight expense in fiscal years 2021, 2022 and 2023 for a cumulative amount of $49 million. The Company evaluated the error, both qualitatively and quantitatively, and determined that no prior interim or annual periods were materially misstated. The Company then evaluated whether the cumulative amount of the over-accrual was material to its projected fiscal 2024 results, and determined the cumulative amount was not material. Therefore, the Condensed Consolidated Financial Statements for the thirty-nine weeks ended October 27, 2024 include an out-of-period adjustment of $49 million, recorded in the first quarter of fiscal 2024, to reduce cost of goods sold and accounts payable, which corrected the cumulative error on the balance sheet as of January 28, 2024.
SECOND QUARTER 2024 COMMON STOCK SPLIT
On July 9, 2024, the Company effected a 2-for-1 stock split of its common stock through a stock dividend. All historical share and per share amounts in this release have been retroactively adjusted to reflect the stock split.
OUTLOOK
•We are raising our fiscal 2024 guidance to reflect higher net revenue trends and higher operating margin expectations.
•In fiscal 2024, we now expect annual net revenue decline in the range of -3.0% to -1.5% with comps in the range of -4.5% to -3.0% in fiscal 2024.
•We are raising our guidance on our operating margin for fiscal 2024. We now expect an operating margin between 18.4% to 18.8%, including the impact of the first quarter out-of-period adjustment of 60bps. Without this adjustment, we expect an operating margin between 17.8% to 18.2% in fiscal 2024.
•For fiscal 2024, we expect annual interest income to be approximately $50 million and our annual effective tax rate to be approximately 25.0%.
•Fiscal 2024 is a 53-week year. Our financial statements will be prepared on a 53-week basis in fiscal 2024 and a 52-week basis in fiscal 2023. However, we will report comps on a 53-week versus 53-week comparable basis. All other year-over-year comparisons will be 53-weeks in fiscal 2024 versus 52-weeks in fiscal 2023. We expect the additional week in fiscal 2024 to contribute 150bps to net revenue and 10bps to operating margin, both of which are reflected in our guidance.
•Over the long term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, November 20, 2024, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items, and for the same reasons, we are unable to address the probable significance of the unavailable information. These excluded items include exit costs associated with the closure of our West Coast manufacturing facility and the exiting of Aperture, a division of our Outward, Inc. subsidiary, as well as costs related to reduction-in-force initiatives. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our updated fiscal year 2024 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic, political, competitive and other conditions beyond our control, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including changing interest rates, on consumer spending; the impact of current and potential future tariffs and our ability to mitigate impacts; the outcome of our growth initiatives; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; our ability to introduce and grow new brands and brand extensions; delays in store openings; competition from companies with concepts or products similar to ours; labor and material shortages; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; challenges associated with our increasing global presence; the continuing impact of global conflicts, such as the conflicts in Ukraine and the Middle East, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; new interpretations of or changes to current accounting rules; impact of actual and potential wars, conflicts or acts of terrorism; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended October 27, 2024. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our values-based culture and commitment to achieving our sustainability goals. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our sustainability efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended				For the Thirty-nine Weeks Ended
	October 27, 2024		October 29, 2023		October 27, 2024		October 29, 2023
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,800,668	100.0%	$1,853,650	100.0%	$5,249,323	100.0%	$5,471,715	100.0%
Cost of goods sold	958,953	53.3	1,031,290	55.6	2,778,767	52.9	3,216,729	58.8
Gross profit	841,715	46.7	822,360	44.4	2,470,556	47.1	2,254,986	41.2
Selling, general and administrative expenses	521,072	28.9	507,283	27.4	1,536,169	29.3	1,468,884	26.8
Operating income	320,643	17.8	315,077	17.0	934,387	17.8	786,102	14.4
Interest income, net	11,802	0.7	7,182	0.4	43,063	0.8	16,015	0.3
Earnings before income taxes	332,445	18.5	322,259	17.4	977,450	18.6	802,117	14.7
Income taxes	83,492	4.6	84,974	4.6	237,086	4.5	206,794	3.8
Net earnings	$248,953	13.8%	$237,285	12.8%	$740,364	14.1%	$595,323	10.9%
Earnings per share (EPS):
Basic	$1.99		$1.85		$5.81		$4.60
Diluted	$1.96		$1.83		$5.74		$4.56
Shares used in calculation of EPS:
Basic	125,333		128,285		127,334		129,436
Diluted	126,892		129,549		129,019		130,596

3rd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q3 24	Q3 23	Q3 24	Q3 23
Pottery Barn	$718	$778	(7.5)%	(16.6)%
West Elm	451	466	(3.5)	(22.4)
Williams Sonoma	252	252	(0.1)	(1.9)
Pottery Barn Kids and Teen	287	277	3.8	(6.9)
Other[2]	93	81	N/A	N/A
Total	$1,801	$1,854	(2.9)%	(14.6)%
1See the Company’s 10-K and 10-Q for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, our international franchise operations, Mark and Graham, and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	October 27, 2024	January 28, 2024	October 29, 2023
Assets
Current assets
Cash and cash equivalents	$826,784	$1,262,007	$698,807
Accounts receivable, net	105,620	122,914	124,238
Merchandise inventories, net	1,450,135	1,246,369	1,396,864
Prepaid expenses	84,810	59,466	100,045
Other current assets	19,432	29,041	27,381
Total current assets	2,486,781	2,719,797	2,347,335
Property and equipment, net	1,019,874	1,013,189	1,026,819
Operating lease right-of-use assets	1,147,673	1,229,650	1,235,425
Deferred income taxes, net	109,444	110,656	76,272
Goodwill	77,301	77,306	77,279
Other long-term assets, net	127,267	122,950	120,639
Total assets	$4,968,340	$5,273,548	$4,883,769
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$665,803	$607,877	$675,505
Accrued expenses	235,146	264,306	203,958
Gift card and other deferred revenue	583,022	573,904	528,403
Income taxes payable	28,400	96,554	53,139
Operating lease liabilities	231,667	234,517	231,236
Other current liabilities	101,272	103,157	96,745
Total current liabilities	1,845,310	1,880,315	1,788,986
Long-term operating lease liabilities	1,083,809	1,156,104	1,163,631
Other long-term liabilities	132,612	109,268	117,918
Total liabilities	3,061,731	3,145,687	3,070,535
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 123,876, 128,301, and 128,270 shares issued and outstanding at October 27, 2024, January 28, 2024 and October 29, 2023, respectively	1,239	1,284	1,283
Additional paid-in capital	545,205	587,960	571,765
Retained earnings	1,377,461	1,555,595	1,260,216
Accumulated other comprehensive loss	(16,861)	(15,552)	(18,604)
Treasury stock, at cost	(435)	(1,426)	(1,426)
Total stockholders' equity	1,906,609	2,127,861	1,813,234
Total liabilities and stockholders' equity	$4,968,340	$5,273,548	$4,883,769

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	July 28, 2024	Openings	Closings	October 27, 2024	October 29, 2023
Pottery Barn	185	2	(1)	186	191
Williams Sonoma	158	2	—	160	163
West Elm	122	—	—	122	123
Pottery Barn Kids	45	1	—	46	46
Rejuvenation	11	—	—	11	10
Total	521	5	(1)	525	533

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Thirty-nine Weeks Ended
(In thousands)	October 27, 2024	October 29, 2023
Cash flows from operating activities:
Net earnings	$740,364	$595,323
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	171,657	166,027
Loss on disposal/impairment of assets	4,494	19,143
Non-cash lease expense	192,501	186,764
Deferred income taxes	(9,003)	(7,993)
Tax benefit related to stock-based awards	10,472	12,455
Stock-based compensation expense	66,061	66,435
Other	(2,205)	(2,411)
Changes in:
Accounts receivable	17,287	(8,928)
Merchandise inventories	(203,937)	56,770
Prepaid expenses and other assets	(21,393)	(35,857)
Accounts payable	37,239	164,958
Accrued expenses and other liabilities	(17,060)	(48,978)
Gift card and other deferred revenue	9,367	49,878
Operating lease liabilities	(200,947)	(200,168)
Income taxes payable	(68,154)	(8,005)
Net cash provided by operating activities	726,743	1,005,413
Cash flows from investing activities:
Purchases of property and equipment	(154,354)	(134,830)
Other	360	402
Net cash used in investing activities	(153,994)	(134,428)
Cash flows from financing activities:
Repurchases of common stock	(707,477)	(313,001)
Payment of dividends	(208,861)	(174,571)
Tax withholdings related to stock-based awards	(90,733)	(51,108)
Net cash used in financing activities	(1,007,071)	(538,680)
Effect of exchange rates on cash and cash equivalents	(901)	(842)
Net (decrease) increase in cash and cash equivalents	(435,223)	331,463
Cash and cash equivalents at beginning of period	1,262,007	367,344
Cash and cash equivalents at end of period	$826,784	$698,807

Exhibit 1

3rd Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended				For the Thirty-nine Weeks Ended
	October 27, 2024		October 29, 2023		October 27, 2024		October 29, 2023
(In thousands, except per share data)	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Occupancy costs	$194,950	10.8%	$200,399	10.8%	$588,348	11.2%	$606,270	11.1%
Exit Costs[1]	—		—		—		(239)
Non-GAAP occupancy costs	$194,950	10.8%	$200,399	10.8%	$588,348	11.2%	$606,031	11.1%

Gross profit	$841,715	46.7%	$822,360	44.4%	$2,470,556	47.1%	$2,254,986	41.2%
Exit Costs[1]	—		—		—		2,141
Non-GAAP gross profit	$841,715	46.7%	$822,360	44.4%	$2,470,556	47.1%	$2,257,127	41.3%

Selling, general and administrative expenses	$521,072	28.9%	$507,283	27.4%	$1,536,169	29.3%	$1,468,884	26.8%
Exit Costs[1]	—		—		—		(15,790)
Reduction-in-force Initiatives[2]	—		—		—		(8,316)
Non-GAAP selling, general and administrative expenses	$521,072	28.9%	$507,283	27.4%	$1,536,169	29.3%	$1,444,778	26.4%

Operating income	$320,643	17.8%	$315,077	17.0%	$934,387	17.8%	$786,102	14.4%
Exit Costs[1]	—		—		—		17,931
Reduction-in-force Initiatives[2]	—		—		—		8,316
Non-GAAP operating income	$320,643	17.8%	$315,077	17.0%	$934,387	17.8%	$812,349	14.8%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$83,492	25.1%	$84,974	26.4%	$237,086	24.3%	$206,794	25.8%
Exit Costs[1]	—		—		—		4,690
Reduction-in-force Initiatives[2]	—		—		—		2,174
Non-GAAP income taxes	$83,492	25.1%	$84,974	26.4%	$237,086	24.3%	$213,658	25.8%

Diluted EPS	$1.96		$1.83		$5.74		$4.56
Exit Costs[1]	—		—		—		0.10
Reduction-in-force Initiatives[2]	—		—		—		0.05
Non-GAAP diluted EPS[3]	$1.96		$1.83		$5.74		$4.71

1During Q1 2023, we incurred exit costs of $17.9 million, including $9.3 million associated with the closure of our West Coast manufacturing facility and $8.6 million associated with the exiting of Aperture, a division of our Outward, Inc. subsidiary.

2During Q1 2023, we incurred costs related to reduction-in-force initiatives of $8.3 million primarily in our corporate functions.
3Per share amounts may not sum due to rounding to the nearest cent per diluted share.
SEC Regulation G – Non-GAAP Information
These tables include non-GAAP occupancy costs, gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.